March 26, 2021

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, IN 46278
Attention: Gil Melman

MIII Sponsor I LLC
c/o MIII Partners
130 West 42nd Street, 17th Floor
New York, NY 10036
Attention Mohsin Y. Meghji

Re: Termination of Third Amended and Restated Investor Rights Agreement dated as of January 23, 2020 (the “Investor Rights Agreement”) among Infrastructure and Energy Alternatives, Inc., MIII Sponsor I LLC, Infrastructure and Energy Alternatives, LLC and Oaktree Power Opportunities Fund III Delaware, L.P.

Ladies and Gentlemen:

The purpose of this letter is to terminate the Investor Rights Agreement as to Infrastructure and Energy Alternatives, LLC (“Seller”) and Oaktree Power Opportunities Fund III Delaware, L.P. (“GFI Representative”) subject to the terms herein. Seller and GFI Representative hereby notify MIII Sponsor I LLC (“Sponsor”) and Infrastructure and Energy Alternatives, Inc. (the “Company”) under Section 7.1 of the Investor Rights Agreement of the termination of their rights and obligations under the Investor Rights Agreement pursuant to Section 7.1(b) and 7.1(e), including all rights under Section 5.1(f). Notwithstanding anything to the contrary herein, the provisions that by their terms survive the termination of the Investor Rights Agreement with respect to Seller and GFI Representative (including the sections listed in Section 7.2), as well as Sections 2.1(e), (f), (g) and (h) shall survive the termination of the Investor Rights Agreement with respect to Seller and GFI Representative. For the avoidance of doubt, (i) all other agreements or arrangements between Seller and the GFI Representative or any of their affiliates, on the one hand, and the Company or any of its affiliates, on the other hand, shall remain in full force and effect and shall not be affected by the termination of the Investor Rights Agreement with respect to Seller and the GFI Representative; and (ii) the Investor Rights Agreement shall remain in full force and effect as to the remaining parties thereto. Please execute this termination notice below to memorialize your consent and agreement.

Very truly yours,

Infrastructure and Energy Alternatives, LLC

By:	/s/ Ian Schapiro
Name:	Ian Schapiro
Title:	Authorized Signatory

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.
By:	Oaktree Fund GP, LLC
Its:	General Partner
By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Ian Schapiro
Name:	Ian Schapiro
Title:	Authorized Signatory

By:	/s/ Peter Jonna
Name:	Peter Jonna
Title:	Authorized Signatory

ACKNOWLEDGED AND AGREED THIS 26th DAY OF MARCH 2021:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

By:	/s/ Gil Melman
Name:	Gil Melman
Title:	Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

M III Sponsor I LLC

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Managing Member

Kirkland & Ellis LLP
333 South Hope Street, 29th Floor Los Angeles, CA 90071
Attn: Tana Ryan, P.C. Facsimile:(213) 680-8500
Email: tryan@kirkland.com

Kirkland & Ellis LLP
601 Lexington Avenue New York, NY 10022
Attn: Michael Kim
Facsimile: (212) 446-4900
Email: michael.kim@kirkland.com

M III Partners, LP
130 West 42nd Str., 17 Floor New York, New York 10036
Attention: Charles Garner Facsimile: (212) 531-4532
Email: cgarner@miiipartners.com